          FILED
    KENNETH E. MARTONE
Clerk of the Superior Court
     June 22, 1998
  By: J. JOHNSON, Deputy





                   SUPERIOR COURT OF THE STATE OF CALIFORNIA
                             COUNTY OF SAN DIEGO


LESLIE SUSSER, On Behalf of Himself   )  Lead Case No. 720255
and All Others Similarly Situated,    )
                                      ) CLASS ACTION
                      Plaintiff,      )
                                      ) ASSIGNED TO: Judge Herbert
      vs.                             ) B. Hoffman
                                      )
MYCOGEN CORPORATION, et al.,          ) DATE: July 16, 1998
                                      ) TIME: 3:30 p.m.
                     Defendants.      ) DEPT: 51
___________________________________   ) DATE ACTION FILED: 05/01/98


                            PRETRIAL ORDER NO. 1
              RE: (i) SETTING STATUS CONFERENCE; (ii) CONSOLIDATING ACTIONS; (iii) APPROVING PLAINTIFFS' ORGANIZATION OF COUNSEL; (iv) FILING CONSOLIDATED AMENDED COMPLAINT;
                  AND (v) FILING MOTION FOR CLASS CERTIFICATION


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     In furtherance of efficient case management and the interests of justice and after due consideration and good cause appearing therefor,

     IT IS HEREBY ORDERED as follows:

 I.  SETTING OF STATUS CONFERENCE

     A status conference in this matter is hereby set for July 16, 1998 at 3:30 p.m. All parties through their counsel shall attend.

II.  CONSOLIDATION OF PENDING ACTIONS AND FILING OF AMENDED COMPLAINT

     1. Pursuant to California Code of Civil Procedure Section 1048, Local Rule 5.4, and the general equitable powers of this Court, the following actions shall be consolidated in Department 51 for all pretrial purposes:

     LESLIE SUSSER v. MYCOGEN CORP., et al., Case No. 720255 (filed May 1, 1998; Dept. 51) ("SUSSER");

     HARBOR FINANCE PARTNERS v. MYCOGEN CORP., et al., Case No. 720256 (filed May 1, 1998; Dept. 51) ("HARBOR FINANCE");

     ELLIS INVESTMENTS, LTD v. CARLTON H. EIBL, et al., Case No. 720257 (filed May 1, 1998; Dept. 39) ("ELLIS INVESTMENTS");

     RICHARD A. KOLB v. MYCOGEN CORP., et al., Case No. 720388 (filed May 5, 1998; Dept. 40) ("KOLB");

     JEANETTE ANDERSON v. MYCOGEN CORP., et al., Case No. 720391 (filed May 5, 1998; Dept. 48) ("ANDERSON");

     JEAN BOETTCHER v. MYCOGEN CORP., et al., Case No. 720530 (filed May 8, 1998; Dept. 38) ("BOETTCHER"); and

     PETER VERRONE v. MYCOGEN CORP., et al., Case No. 720700 (filed May 15, 1998; Dept. 51) ("VERRONE").

     2. Any other actions now pending or hereinafter filed in or transferred to this Court which arise out of the same facts as alleged in the above-identified cases shall be consolidated for all pretrial purposes, if, as and when they are drawn to the Court's attention.

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     3.  Plaintiffs will file within 60 days from the entry of this order a
Consolidated Amended Class Action Complaint. In the Consolidated Amended Class Action Complaint, plaintiffs may add or drop parties and claims. The Consolidated Amended Class Action Complaint shall supersede the complaints filed in the above-described actions. Defendants need not respond to the complaints in the SUSSER, HARBOR FINANCE, ELLIS INVESTMENTS, KOLB, ANDERSON, BOETTCHER and VERRONE actions. Defendants will have 30 days from the filing of the Consolidated Amended Class Action Complaint to respond to that Complaint.


III. ORGANIZATION OF PLAINTIFFS' COUNSEL

     The leadership structure of plaintiffs' counsel for the conduct of this consolidated action shall consist of the following Co-Lead Counsel:

          Milberg Weiss Bershad
           Hynes & Lerach LLP
          600 West Broadway, Suite 1800
          San Diego, CA 92101
          Telephone: 619/231-1058
                 - and -
          One Pennsylvania Plaza
          New York, NY 10119-0165
          Telephone: 212/594-5300

          Abbey, Gardy & Squitieri, LLP
          212 East 39th Street
          New York, N.Y.
          Telephone: 212/889-3700

IV. DUTIES AND RESPONSIBILITIES OF PLAINTIFFS' COUNSEL

     Plaintiffs' Co-Lead Counsel are hereby vested with the following responsibilities and duties on behalf of plaintiffs and plaintiffs' counsel:

     1. Plaintiffs' Co-Lead Counsel shall have authority to speak and make agreements for plaintiffs in matters regarding pretrial

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procedure, settlement negotiations, trial and any post-trial or appellate proceedings and shall make all work assignments in such manner as to facilitate the orderly and efficient prosecution of this litigation and to avoid duplicative or unproductive effort.

     2. Plaintiffs' Co-Lead Counsel shall be responsible for coordination of all activities and appearances on behalf of plaintiffs and for the dissemination of notices and orders of this Court. No motion, request for discovery, or other pretrial or post-trial proceedings shall be initiated or filed by any plaintiff except through plaintiffs' Co-Lead Counsel.

     3. Plaintiffs' Co-Lead Counsel also shall be available and responsible for communications to and from this Court.

     4. Plaintiffs' Co-Lead Counsel shall direct the preparation for a trial of this matter and delegate work responsibilities as may be required in such a manner as to lead to the orderly and efficient prosecution of this litigation and to avoid duplicative or unproductive efforts.

     5. Plaintiffs' Co-Lead Counsel is authorized to employ consultants and experts.

     6. Defendants' counsel may rely upon all agreements made with plaintiffs' Co-Lead Counsel and such agreements shall be binding on plaintiffs.

     7. Service by defendants' counsel on plaintiffs' co-lead counsel of any pleading, motion or other paper required to be served shall be effective as service on all plaintiffs.

 V.  FILING OF PLAINTIFFS' MOTION FOR CLASS CERTIFICATION

     In light of this consolidation order and the future filing of a Consolidated Amended Class Action Complaint, plaintiffs shall

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file their Motion for Class Certification within fifteen days after defendants file their latest answers to the Consolidated Amended Class Action Complaint.

     IT IS SO ORDERED.

DATED: JUNE 22, 1998               /s/ HERBERT B. HOFFMAN
       ---------------             --------------------------------
                                   THE HONORABLE HERBERT B. HOFFMAN
                                   SUPERIOR COURT JUDGE

SUBMITTED AND APPROVED BY:

DATED:  June 15, 1998
                                         MILBERG WEISS BERSHAD
                                          HYNES & LERACH LLP
                                         WILLIAM S. LERACH
                                         STEVEN W. PEPICH
                                         RANDALL J. BARON

                                         /S/ Steven W. Pepich
                                         ------------------------
                                             STEVEN W. PEPICH

                                         600 West Broadway, Suite 1800
                                         San Diego, CA 92101
                                         Telephone: 619/231-1058

                                         MILBERG WEISS BERSHAD
                                          HYNES & LERACH LLP
                                         STEVEN G. SCHULMAN
                                         U. SETH OTTENSOSER
                                         One Pennsylvania Plaza
                                         New York, NY 10119-0165
                                         Telephone: 212/594-5300

                                         ABBEY, GARDY & SQUITIERI, LLP
                                         MARK C. GARDY
                                         JAMES S. NOTIS
                                         212 East 39th Street
                                         New York, NY 10016
                                         Telephone: 212/889-3700

                                         WECHSLER HARWOOD HALEBIAN
                                          & FEFFER LLP
                                         SAMUEL ROSEN
                                         488 Madison Avenue
                                         8th Floor
                                         New York, NY 10022
                                         Telephone: 212/935-7400

                                       - 4 -

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                                         BERNSTEIN LIEBHARD & LIFSHITZ
                                         STANLEY D. BERNSTEIN
                                         274 Madison Avenue
                                         New York, NY 10016
                                         Telephone: 212/779-1414

                                         WOLF POPPER LLP
                                         ROBERT M. KORNREICH
                                         PAUL O. PARADIS
                                         845 Third Avenue
                                         New York, NY 10022
                                         Telephone: 212/759-4600

                                         BERMAN, DeVALERIO & PEASE
                                         GLEN DeVALERIO
                                         One Liberty Square
                                         Boston, MA 02109
                                         Telephone: 617/542-8300

                                         LAW OFFICES OF JAMES V.
                                          BASHIAN, P.C.
                                         JAMES V. BASHIAN
                                         500 Fifth Avenue
                                         Suite 2700
                                         New York, NY 10110
                                         Telephone: 212/921-4110

                                         KAPLAN, KILSHEIMER & FOX, LLP
                                         ROBERT N. KAPLAN
                                         CHRISTINE M. COMAS
                                         685 Third Avenue, 26th Floor
                                         New York, NY 10017
                                         Telephone: 212-687-1980

DATED: June 15, 1998
                                         WEISS & YOURMAN
                                         KEVIN YOURMAN
                                         VAHN ALEXANDER

                                         /s/ Vahn Alexander
                                         -----------------------------
                                             VAHN ALEXANDER

                                         10940 Wilshire Blvd.
                                         24th Floor
                                         Los Angeles, CA 90024
                                         Telephone: 310/208-2800

                                         Attorneys for Plaintiffs

                                         MAYER, BROWN & PLATT
                                         BENNETT W. LASKO
                                         190 South La Salle Street
                                         Chicago, IL 60603-3441


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                                         Telephone: 312/782-0600
DATED: June 16, 1998
                                         MAYER, BROWN & PLATT
                                         FREDRICK S. LEVIN

                                         /s/ Fredrick S. Levin
                                         --------------------------------
                                             FREDRICK S. LEVIN

                                         350 South Grand Avenue
                                         25th Floor
                                         Los Angeles, CA 90071
                                         Telephone: 213/229-9500

                                         Attorneys for Defendants
                                         Dow Agrosciences, Dow Chemical
                                         Co., Carlton J. Eibl, John L.
                                         Hagaman, Nickolas D. Hein,
                                         Louis W. Pribila, G. William
                                         Tolbert, J. Pedro Reinhard, Roy
                                         M. Barbee, William C. Schmidt
                                         and Perry J. Gehring
DATED: June 15, 1998
                                         GRAY, CARY, WARE & FREIDENRICH
                                         ROBERT W. BROWNLIE

                                         /s/ Robert W. Brownlie
                                         ---------------------------------
                                             ROBERT W. BROWNLIE

                                         401 B Street, Suite 1700
                                         San Diego, CA 92101-4297
                                         Telephone: 619/699-2700

                                         ALTHEIMER & GRAY
                                         THEODORE J. LOW
                                         10 South Wacker Dr.
                                         Suite 4000
                                         Chicago, IL 60606
                                         Telephone: 312/715-4000

                                         Attorneys for Defendants
                                         Mycogen Corp., Joseph P.
                                         Sullivan, and George
                                         Khachatourians

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